# PROGRESS

First Quarter 2019
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

19	Schedule 7 - Same Store Performance Summary By MSA

21	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 10 - Selected Financial Information

24	Glossary

May 2, 2019

National Storage Affiliates Trust Reports First Quarter 2019 Results

GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2019 results.
First Quarter 2019 Highlights

•	Reported earnings per share of $0.08 for the first quarter of 2019.

•	Reported core funds from operations ("Core FFO") of $0.37 per share for the first quarter of 2019, an increase of 15.6% compared to the first quarter of 2018.

•
Achieved same store net operating income ("NOI") growth of 6.7% for the first quarter of 2019 compared to the same period in 2018, driven by a 4.8% increase in same store total revenues and a 0.9% increase in same store property operating expenses.

•
Acquired 32 wholly-owned self storage properties for $194.6 million during the first quarter of 2019. Consideration for these acquisitions included the issuance of approximately $33.4 million of OP equity.

•	Added Southern Self Storage of Palm Beach Gardens, Florida as NSA’s ninth Participating Regional Operator (“PRO”) and Moove In Self Storage of York, Pennsylvania as NSA’s tenth PRO.
Highlights Subsequent to Quarter-End

•	NSA's operating partnership was assigned an investment grade issuer rating of BBB with Stable Outlook by Kroll Bond Rating Agency ("KBRA").

•
Entered into an agreement with a lender for a new $100 million term loan which matures in ten years and has an effective interest rate of 4.27%, after taking into account the effect of interest rate swaps for the term of the loan.

Arlen Nordhagen, Chairman and Chief Executive Officer, commented, "We are very proud of our solid operating performance during the first quarter, which along with the acquisition of nearly $200 million of wholly-owned self storage properties, highlights the unique benefits of our PRO platform. This robust growth benefited from the previously announced addition of our two new PROs, Southern and Moove In, as we continue to broaden our geographic footprint and leverage the local expertise of our PROs across the U.S."
Tamara Fischer, President and Chief Financial Officer, commented, "Our first quarter results were excellent on both the revenue and expense front. The 63 stores added to the same store pool at the beginning of this year had a positive impact on both our same store revenues and NOI for the quarter, while our continued focus on sharpening our operating efficiencies and commitment to controlling operating expenses helped to maximize same store NOI growth. We are encouraged by our first quarter results and trends subsequent to quarter-end, especially in light of increasing supply pressure. At present, however, we are maintaining our full-year same store NOI growth and Core FFO per share guidance for 2019 until after we get further along in the peak spring and summer leasing season."
Ms. Fischer further commented, "We're pleased to present an enhanced supplemental financial reporting package which includes, among other things, additional detail related to our same store portfolio by metropolitan statistical area ("MSA") and summarized same store operating data for the trailing five quarters."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2019	2018	Growth
Net income	$12,940	$11,973	8.1%

Funds From Operations ("FFO")(1)	$32,580	$25,678	26.9%
Add back acquisition costs	157	180	(12.8)%
Core FFO(1)	$32,737	$25,858	26.6%

Earnings (loss) per share - basic	$0.08	$0.16	(50.0)%
Earnings (loss) per share - diluted	$0.08	$0.09	(11.1)%

FFO per share and unit(1)	$0.37	$0.31	19.4%
Core FFO per share and unit(1)	$0.37	$0.32	15.6%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $1.0 million for the first quarter of 2019 as compared to the same period in 2018. The increase was the result of $10.1 million of additional NOI generated primarily from both 64 wholly-owned self storage properties acquired between April 1, 2018 and March 31, 2019 and same store NOI growth, partially offset by increases in interest expense, depreciation and amortization, general and administrative expenses and GAAP losses from the Company's unconsolidated real estate ventures.
The increases in FFO and Core FFO for the first quarter of 2019 were primarily the result of incremental NOI from properties acquired between April 1, 2018 and March 31, 2019, same store NOI growth, and incremental FFO from the Company's unconsolidated real estate ventures, partially offset by higher interest expense and increases in distributions to subordinated performance unitholders.
Same Store Operating Results (439 Stores)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2019	2018	Growth
Total revenues	$72,309	$68,975	4.8%
Property operating expenses	22,283	22,085	0.9%
Net Operating Income (NOI)	$50,026	$46,890	6.7%
NOI Margin	69.2%	68.0%	1.2%

Average Occupancy	87.7%	87.3%	0.4%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.82	$11.36	4.0%
Year-over-year same store total revenues increased 4.8% for the first quarter of 2019 as compared to the same period in 2018. The increase was driven by a 4.0% increase in average annualized rental revenue per occupied square foot and a 40 basis point increase in average occupancy.
Year-over-year same store property operating expenses increased 0.9% for the first quarter of 2019 as compared to the same period in 2018. These increases primarily resulted from increases in property taxes and repairs and maintenance expenses partially offset by decreases in insurance costs.
Year-over-year same store property NOI increased 6.7% for the first quarter of 2019 as compared to the same period in 2018. Markets that generated above portfolio average same store NOI growth include: Riverside, Atlanta, Indianapolis and Las Vegas.  Markets that generated below portfolio average same store NOI growth include: Portland, Dallas, Oklahoma City and Phoenix.
Investment Activity
NSA acquired 32 wholly-owned self storage properties located across 10 states consisting of approximately 1.7 million rentable square feet configured in approximately 15,000 storage units during the first quarter of 2019. Consideration for these acquisitions included approximately $160.5 million of net cash, the issuance of approximately $5.1 million of OP units, $24.4 million of subordinated performance units, $3.9 million of Series A-1 preferred units and the assumption of approximately $0.7 million of other working capital liabilities.
Balance Sheet
NSA adopted the new lease accounting standard at the beginning of 2019, which requires the Company to recognize most leases for which it is the lessee on balance sheet as lease liabilities with corresponding right-of-use assets. As of March 31, 2019, NSA recorded operating lease liabilities of $24.2 million with corresponding operating lease right-of-use assets of $23.1 million, primarily related to leasehold interests in land.
Subsequent to March 31, 2019, NSA entered into an agreement with a lender for a new $100 million unsecured term loan. The term loan matures in ten years and has an effective interest rate of 4.27%, after taking into account the effect of interest rate swaps for the term of the loan. NSA used the proceeds from the term loan to repay outstanding amounts under its revolving line of credit.
Investment Grade Rating
Subsequent to March 31, 2019, KBRA assigned an issuer rating of BBB with Stable Outlook to NSA OP, LP, NSA's operating partnership. KBRA has also assigned a BBB- rating to the Company’s outstanding Series A perpetual preferred shares.
Common Share Dividends
On February 21, 2019, NSA's Board of Trustees declared a quarterly cash dividend of $0.30 per common share, which was paid on March 29, 2019 to shareholders of record as of March 15, 2019.

2019 Guidance
NSA reaffirms its previously provided FFO guidance estimates and related assumptions for the year ended December 31, 2019:

	Ranges for Full Year 2019
	Low	High
Core FFO per share(1)	$1.48	$1.52

Same store operations (439 stores)
Total revenue growth	2.5%	3.5%
Property operating expenses growth	2.5%	3.5%
NOI growth	2.5%	3.5%

General and administrative expenses (as a percent of revenue)	11.0%	12.0%
General and administrative expenses (excluding equity-based compensation)	10.0%	10.5%
Equity-based compensation	1.0%	1.5%

Management fees and other revenue, in millions	$20.0	$21.0
Core FFO from unconsolidated real estate venture, in millions	$15.0	$16.0

Subordinated performance unit distributions, in millions	$32.0	$34.0

Wholly-owned acquisitions, in millions	$300.0	$500.0
Joint venture acquisitions, in millions	$20.0	$100.0

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2019
	Low	High
Earnings (loss) per share - diluted	$0.10	$0.20
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.44	0.36
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.29	1.33
FFO attributable to subordinated unitholders	(0.36)	(0.38)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$1.48	$1.52
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 2, 2019.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Friday, May 3, 2019 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Friday, May 3, 2019, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13689772
A replay of the call will be available for one week through Friday, May 10, 2019. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the REITweek 2019 Investor Conference on June 4 – 6, 2019 in New York, New York.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 709 self storage properties located in 35 states and Puerto Rico with approximately 44.9 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract, our ability to execute on our acquisition pipeline; the timing of acquisitions under contract; and the Company's guidance estimates for the year ended December 31, 2019. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
REVENUE
Rental revenue	$82,855	$72,011
Other property-related revenue	2,824	2,321
Management fees and other revenue	4,893	2,161
Total revenue	90,572	76,493
OPERATING EXPENSES
Property operating expenses	26,457	25,226
General and administrative expenses	10,766	8,306
Depreciation and amortization	24,349	21,368
Total operating expenses	61,572	54,900
OTHER (EXPENSE) INCOME
Interest expense	(13,211)	(9,635)
Equity in losses of unconsolidated real estate ventures	(2,102)	(52)
Acquisition costs	(157)	(180)
Non-operating expense	(98)	(84)
Gain on sale of self storage properties	—	474
Other expense	(15,568)	(9,477)
Income before income taxes	13,432	12,116
Income tax expense	(492)	(143)
Net income	12,940	11,973
Net income attributable to noncontrolling interests	(5,529)	(1,513)
Net income attributable to National Storage Affiliates Trust	7,411	10,460
Distributions to preferred shareholders	(2,588)	(2,588)
Net income attributable to common shareholders	$4,823	$7,872

Earnings (loss) per share - basic	$0.08	$0.16
Earnings (loss) per share - diluted	$0.08	$0.09

Weighted average shares outstanding - basic	56,655	50,299
Weighted average shares outstanding - diluted	56,655	99,935

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Real estate
Self storage properties	$2,832,745	$2,637,723
Less accumulated depreciation	(267,796)	(246,261)
Self storage properties, net	2,564,949	2,391,462
Cash and cash equivalents	15,878	13,181
Restricted cash	3,545	3,182
Debt issuance costs, net	1,017	1,260
Investment in unconsolidated real estate ventures	238,606	245,125
Other assets, net	48,926	75,053
Operating lease right-of-use assets	23,110	—
Total assets	$2,896,031	$2,729,263
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,414,926	$1,278,102
Accounts payable and accrued liabilities	37,682	33,130
Operating lease liabilities	24,166	—
Deferred revenue	16,069	15,732
Total liabilities	1,492,843	1,326,964
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 6,900,000 issued and outstanding at March 31, 2019 and December 31, 2018, at liquidation preference	172,500	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 56,698,686 and 56,654,009 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	567	567
Additional paid-in capital	839,162	844,276
Distributions in excess of earnings	(126,309)	(114,122)
Accumulated other comprehensive income	7,526	13,618
Total shareholders' equity	893,446	916,839
Noncontrolling interests	509,742	485,460
Total equity	1,403,188	1,402,299
Total liabilities and equity	$2,896,031	$2,729,263

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2019	2018
Net income	$12,940	$11,973
Add (subtract):
Real estate depreciation and amortization	24,027	21,075
Company's share of unconsolidated real estate venture real estate depreciation and amortization	5,457	1,377
Gain on sale of self storage properties	—	(474)
Company's share of unconsolidated real estate venture loss on sale of properties	202	—
Distributions to preferred shareholders and unitholders	(2,753)	(2,689)
FFO attributable to subordinated performance unitholders(1)	(7,293)	(5,584)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	32,580	25,678
Add:
Acquisition costs	157	180
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$32,737	$25,858

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	56,655	50,299
Weighted average restricted common shares outstanding	30	30
Weighted average OP units outstanding	29,948	29,135
Weighted average DownREIT OP unit equivalents outstanding	1,848	1,835
Weighted average LTIP units outstanding	747	665
Total weighted average shares and units outstanding - FFO and Core FFO	89,228	81,964

FFO per share and unit	$0.37	$0.31
Core FFO per share and unit	$0.37	$0.32

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2019	2018
Earnings (loss) per share - diluted	$0.08	$0.09
Impact of the difference in weighted average number of shares(3)	(0.03)	0.02
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.07	—
Add real estate depreciation and amortization	0.27	0.26
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.06	0.02
Subtract gain on sale of self storage properties	—	(0.01)
FFO attributable to subordinated performance unitholders	(0.08)	(0.07)
FFO per share and unit	0.37	0.31
Add acquisition costs	—	0.01
Core FFO per share and unit	$0.37	$0.32

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2019	2018
Net income	$12,940	$11,973
(Subtract) add:
Management fees and other revenue	(4,893)	(2,161)
General and administrative expenses	10,766	8,306
Depreciation and amortization	24,349	21,368
Interest expense	13,211	9,635
Equity in losses of unconsolidated real estate ventures	2,102	52
Acquisition costs	157	180
Income tax expense	492	143
Gain on sale of self storage properties	—	(474)
Non-operating expense	98	84
Net Operating Income	$59,222	$49,106

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2019	2018
Net income	$12,940	$11,973
Add:
Depreciation and amortization	24,349	21,368
Company's share of unconsolidated real estate venture depreciation and amortization	5,457	1,377
Interest expense	13,211	9,635
Income tax expense	492	143
EBITDA	56,449	44,496
Add (subtract):
Acquisition costs	157	180
Gain on sale of self storage properties	—	(474)
Company's share of unconsolidated real estate venture loss on sale of properties	202	—
Equity-based compensation expense	1,112	867
Adjusted EBITDA	$57,920	$45,069

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2019
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
California	83	49,547	6,223,156	91.2%	California	93	55,749	6,977,091	91.1%
Oregon	61	24,492	3,106,759	83.5%	Florida	65	41,170	4,325,157	85.4%
Texas	60	24,175	3,420,283	88.9%	Texas	64	26,510	3,696,992	88.5%
Georgia	39	16,303	2,179,286	88.6%	Oregon	61	24,492	3,106,759	83.5%
Florida	38	25,774	2,603,172	86.7%	Georgia	50	22,452	3,051,594	88.8%
North Carolina	33	15,387	1,885,559	91.9%	Oklahoma	36	16,118	2,196,744	86.3%
Arizona	30	16,505	1,875,250	87.9%	North Carolina	33	15,387	1,885,559	91.9%
Oklahoma	30	13,875	1,902,992	86.3%	Arizona	32	17,514	1,985,080	87.8%
Louisiana	25	12,043	1,502,598	82.5%	Louisiana	25	12,043	1,502,598	82.5%
Indiana	16	8,787	1,134,658	89.7%	Michigan	24	15,626	1,977,673	87.4%
Kansas	16	5,731	763,249	85.0%	Ohio	22	12,352	1,518,814	89.2%
Washington	15	4,950	623,996	84.9%	New Jersey	17	11,456	1,346,052	88.5%
Nevada	13	6,620	840,166	91.9%	Nevada	17	8,239	1,092,443	91.6%
Colorado	11	5,055	615,613	89.1%	Indiana	16	8,787	1,134,658	89.7%
New Hampshire	11	4,665	570,795	92.7%	Kansas	16	5,731	763,249	85.0%
Ohio	8	3,572	454,168	90.2%	Alabama	15	6,329	940,922	88.4%
Other(1)	42	19,958	2,412,379	86.1%	Washington	15	4,950	623,996	84.9%
Total	531	257,439	32,114,079	88.1%	Colorado	11	5,055	615,613	89.1%
					New Hampshire	11	4,665	570,795	92.7%
					Other(2)	83	46,006	5,420,609	85.7%
					Total	706	360,631	44,732,398	87.8%

(1) Other states and territories in NSA's owned portfolio as of March 31, 2019 include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Pennsylvania, South Carolina, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of March 31, 2019 include Delaware, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Mexico, New York, Pennsylvania, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2019 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2019(3)	32	14,952	1,745,495	$160,531	$33,356	$674	$194,561

2019 Divestiture Activity

Unconsolidated Real Estate Venture Dispositions Closed During the Quarter Ended: (at 100%)(4)	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2019(5)	1	318	40,930	$4,075

(3) NSA acquired self storage properties located in Arizona (1), Florida (4), Georgia (5), Louisiana (11), Maryland (1), New Hampshire (1), New Jersey (2), New Mexico (1), Oregon (1), and Pennsylvania (5).

(4) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(5) The divestiture completed during the quarter ended March 31, 2019 was a sale from one of NSA's unconsolidated real estate ventures into the consolidated portfolio of NSA.

Supplemental Schedule 4

Debt and Equity Capitalization
As of March 31, 2019
(unaudited)

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2019	2020	2021	2022	2023	2024	Thereafter	Total
Credit Facility:
Revolving line of credit	3.89%	Variable	May 2020	$—	$277,500	$—	$—	$—	$—	$—	$277,500
Term loan - Tranche A	2.91%	Swapped To Fixed	May 2021	—	—	235,000	—	—	—	—	235,000
Term loan - Tranche B	2.94%	Swapped To Fixed	May 2022	—	—	—	155,000	—	—	—	155,000
Term loan - Tranche C	3.71%	Swapped To Fixed	February 2024	—	—	—	—	—	105,000	—	105,000
Term loan - Tranche D	3.79%	Swapped To Fixed	January 2023	—	—	—	—	125,000	—	—	125,000
Term loan facility - 2023	2.63%	Swapped To Fixed	June 2023	—	—	—	—	100,000	—	—	100,000
Term loan facility - 2023	3.79%	Variable	June 2023	—	—	—	—	75,000	—	—	75,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	4.18%	Fixed	October 2020 - October 2031	—	36,296	3,744	—	83,400	20,351	123,069	266,860
Total Principal/Weighted Average	3.61%		3.89 years	$—	$313,796	$238,744	$155,000	$383,400	$125,351	$198,069	$1,414,360
Unamortized debt issuance costs and debt premium, net											566
Total Debt											$1,414,926

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.0x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.2x
Total Leverage Ratio	< 60.0%	43.7%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the $400 million revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of March 31, 2019
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	6,900,000
6.000% Series A-1 cumulative redeemable preferred units	501,918

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	56,669,468	56,669,468
Restricted common shares	29,218	29,218
Total shares outstanding	56,698,686	56,698,686
Operating partnership units	30,229,228	30,229,228
DownREIT operating partnership unit equivalents	1,848,261	1,848,261
Total operating partnership units	32,077,489	32,077,489
Long-term incentive plan units(2)	538,720	538,720
Total shares and Class A equivalents outstanding	89,314,895	89,314,895
Subordinated performance units(3)	10,739,868	14,713,619
DownREIT subordinated performance unit equivalents(3)	4,371,622	5,989,122
Total subordinated partnership units	15,111,490	20,702,741
Total common shares and units outstanding	104,426,385	110,017,636

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.37 OP units based on historical financial information for the trailing twelve months ended March 31, 2019. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Venture at 100%(1)	March 31, 2019	December 31, 2018
ASSETS
Self storage properties, net	$1,876,504	$1,894,412
Other assets	34,334	50,915
Total assets	$1,910,838	$1,945,327
LIABILITIES AND EQUITY
Debt financing	$947,391	$956,357
Other liabilities	17,122	16,516
Equity	946,325	972,454
Total liabilities and equity	$1,910,838	$1,945,327

Combined Operating Information

	Three Months Ended March 31, 2019
	Total Venture at 100%(1)	NSA Proportionate Share (Venture at 25%)(2)
Total revenue	$39,795	$9,949
Property operating expenses	12,544	3,136
Net operating income	27,251	6,813
Supervisory, administrative and other expenses	(2,653)	(663)
Depreciation and amortization	(21,826)	(5,457)
Interest expense	(10,020)	(2,505)
Loss on sale of self storage properties	(806)	(202)
Acquisition and other expenses	(408)	(102)
Net loss	$(8,462)	$(2,116)
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		14
Company's share of unconsolidated real estate venture real estate depreciation and amortization		5,457
Company's share of unconsolidated real estate venture loss on sale of properties		202
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$3,557

(1) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.
(2) NSA's proportionate share of its unconsolidated real estate venture is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate venture to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate venture. The operating agreement of the unconsolidated real estate venture provides for the distribution of net cash flow to the unconsolidated real estate venture’s investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2019 compared to Three Months Ended March 31, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth
California	80	$18,816	$17,857	5.4%	$5,144	$5,128	0.3%	$13,672	$12,729	7.4%	72.7%	71.3%	1.4%
Oregon	58	9,275	9,169	1.2%	2,500	2,548	(1.9)%	6,775	6,621	2.3%	73.0%	72.2%	0.8%
Texas	58	7,222	6,920	4.4%	2,705	2,735	(1.1)%	4,517	4,185	7.9%	62.5%	60.5%	2.0%
Georgia	33	4,136	3,750	10.3%	1,407	1,259	11.8%	2,729	2,491	9.6%	66.0%	66.4%	(0.4)%
Oklahoma	30	3,601	3,543	1.6%	1,136	1,129	0.6%	2,465	2,414	2.1%	68.5%	68.1%	0.4%
North Carolina	29	4,057	3,869	4.9%	1,283	1,166	10.0%	2,774	2,703	2.6%	68.4%	69.9%	(1.5)%
Florida	28	6,490	6,288	3.2%	1,997	1,982	0.8%	4,493	4,306	4.3%	69.2%	68.5%	0.7%
Arizona	16	3,151	3,036	3.8%	884	871	1.5%	2,267	2,165	4.7%	71.9%	71.3%	0.6%
Indiana	16	2,502	2,284	9.5%	839	810	3.6%	1,663	1,474	12.8%	66.5%	64.5%	2.0%
Louisiana	14	1,839	1,802	2.1%	644	638	0.9%	1,195	1,164	2.7%	65.0%	64.6%	0.4%
Washington	13	1,743	1,718	1.5%	485	506	(4.2)%	1,258	1,212	3.8%	72.2%	70.5%	1.7%
Nevada	11	1,899	1,703	11.5%	524	596	(12.1)%	1,375	1,107	24.2%	72.4%	65.0%	7.4%
Colorado	11	1,717	1,670	2.8%	569	586	(2.9)%	1,148	1,084	5.9%	66.9%	64.9%	2.0%
New Hampshire	10	1,562	1,433	9.0%	560	531	5.5%	1,002	902	11.1%	64.1%	62.9%	1.2%
Other(1)	32	4,299	3,933	9.3%	1,606	1,600	0.4%	2,693	2,333	15.4%	62.6%	59.3%	3.3%
Total/Weighted Average	439	$72,309	$68,975	4.8%	$22,283	$22,085	0.9%	$50,026	$46,890	6.7%	69.2%	68.0%	1.2%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2019 compared to Three Months Ended March 31, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth
California	48,007	6,070,633	91.4%	91.6%	(0.2)%	90.1%	90.9%	(0.8)%	$13.17	$12.34	6.7%
Oregon	23,654	2,990,834	83.4%	85.8%	(2.4)%	82.6%	85.1%	(2.5)%	14.72	14.20	3.7%
Texas	23,219	3,295,196	88.8%	88.2%	0.6%	88.0%	87.3%	0.7%	9.69	9.38	3.3%
Georgia	13,692	1,850,804	89.5%	86.8%	2.7%	88.2%	86.1%	2.1%	9.80	9.19	6.6%
Oklahoma	13,875	1,902,992	86.3%	83.8%	2.5%	85.3%	83.5%	1.8%	8.62	8.67	(0.6)%
North Carolina	13,091	1,599,584	91.5%	89.4%	2.1%	90.7%	89.1%	1.6%	10.72	10.42	2.9%
Florida	18,807	1,991,476	87.2%	87.1%	0.1%	87.2%	87.2%	—	14.48	14.30	1.3%
Arizona	9,124	1,066,959	87.8%	88.5%	(0.7)%	86.3%	87.1%	(0.8)%	13.25	12.64	4.8%
Indiana	8,787	1,134,658	89.7%	85.4%	4.3%	88.7%	83.4%	5.3%	9.67	9.42	2.7%
Louisiana	6,323	858,719	84.3%	83.7%	0.6%	83.1%	83.1%	—	10.12	9.90	2.2%
Washington	4,285	554,988	84.4%	88.9%	(4.5)%	83.5%	88.0%	(4.5)%	14.76	13.86	6.5%
Nevada	5,771	731,926	92.4%	92.9%	(0.5)%	91.6%	92.4%	(0.8)%	10.86	9.73	11.6%
Colorado	5,055	615,613	89.1%	89.0%	0.1%	87.6%	88.8%	(1.2)%	12.44	11.93	4.3%
New Hampshire	4,188	509,770	92.4%	89.1%	3.3%	92.0%	88.4%	3.6%	12.99	12.48	4.1%
Other(1)	13,410	1,823,497	88.5%	85.0%	3.5%	88.1%	84.0%	4.1%	10.30	9.88	4.3%
Total/Weighted Average	211,288	26,997,649	88.6%	88.0%	0.6%	87.7%	87.3%	0.4%	$11.82	$11.36	4.0%

(1) Other states in NSA's same store portfolio include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2019 compared to Three Months Ended March 31, 2018

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth
Riverside-San Bernardino-Ontario, CA	46	$9,322	$8,837	5.5%	$2,392	$2,392	—	$6,930	$6,445	7.5%	74.3%	72.9%	1.4%
Portland-Vancouver-Hillsboro, OR-WA	45	7,413	7,337	1.0%	1,937	2,017	(4.0)%	5,476	5,320	2.9%	73.9%	72.5%	1.4%
Atlanta-Sandy Springs-Roswell, GA	25	3,574	3,204	11.5%	1,150	1,036	11.0%	2,424	2,168	11.8%	67.8%	67.7%	0.1%
Dallas-Fort Worth-Arlington, TX	17	2,223	2,161	2.9%	891	888	0.3%	1,332	1,273	4.6%	59.9%	58.9%	1.0%
Oklahoma City, OK	17	1,987	1,952	1.8%	661	648	2.0%	1,326	1,304	1.7%	66.7%	66.8%	(0.1)%
Indianapolis-Carmel-Anderson, IN	16	2,502	2,284	9.5%	839	810	3.6%	1,663	1,474	12.8%	66.5%	64.5%	2.0%
Los Angeles-Long Beach-Anaheim, CA	14	4,910	4,693	4.6%	1,311	1,295	1.2%	3,599	3,398	5.9%	73.3%	72.4%	0.9%
Tulsa, OK	13	1,614	1,591	1.4%	475	481	(1.2)%	1,139	1,110	2.6%	70.6%	69.8%	0.8%
North Port-Sarasota-Bradenton, FL	12	2,612	2,511	4.0%	862	853	1.1%	1,750	1,658	5.5%	67.0%	66.0%	1.0%
Phoenix-Mesa-Scottsdale, AZ	12	2,527	2,479	1.9%	707	681	3.8%	1,820	1,798	1.2%	72.0%	72.5%	(0.5)%
Las Vegas-Henderson-Paradise, NV	11	1,899	1,703	11.5%	524	596	(12.1)%	1,375	1,107	24.2%	72.4%	65.0%	7.4%
Other MSAs	211	31,726	30,223	5.0%	10,534	10,388	1.4%	21,192	19,835	6.8%	66.8%	65.6%	1.2%
Total/Weighted Average	439	$72,309	$68,975	4.8%	$22,283	$22,085	0.9%	$50,026	$46,890	6.7%	69.2%	68.0%	1.2%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2019 compared to Three Months Ended March 31, 2018
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth	1Q 2019	1Q 2018	Growth
Riverside-San Bernardino-Ontario, CA	24,823	3,339,323	91.3%	92.4%	(1.1)%	90.0%	91.5%	(1.5)%	$11.80	$10.96	7.7%
Portland-Vancouver-Hillsboro, OR-WA	17,616	2,153,543	84.0%	85.1%	(1.1)%	83.3%	84.5%	(1.2)%	16.23	15.88	2.2%
Atlanta-Sandy Springs-Roswell, GA	11,557	1,579,664	89.5%	86.0%	3.5%	88.2%	85.2%	3.0%	9.93	9.32	6.5%
Dallas-Fort Worth-Arlington, TX	6,426	856,807	87.9%	88.5%	(0.6)%	86.8%	87.3%	(0.5)%	11.58	11.25	2.9%
Oklahoma City, OK	7,749	1,088,027	85.1%	82.9%	2.2%	84.2%	82.2%	2.0%	8.44	8.51	(0.8)%
Indianapolis-Carmel-Anderson, IN	8,787	1,134,658	89.7%	85.4%	4.3%	88.7%	83.4%	5.3%	9.67	9.42	2.7%
Los Angeles-Long Beach-Anaheim, CA	9,736	1,062,914	90.0%	90.7%	(0.7)%	89.0%	90.6%	(1.6)%	19.90	18.65	6.7%
Tulsa, OK	6,126	814,965	87.8%	85.1%	2.7%	86.7%	85.2%	1.5%	8.86	8.88	(0.2)%
North Port-Sarasota-Bradenton, FL	7,780	756,013	84.0%	86.3%	(2.3)%	84.2%	85.7%	(1.5)%	15.95	15.86	0.6%
Phoenix-Mesa-Scottsdale, AZ	7,399	832,694	86.1%	87.0%	(0.9)%	84.7%	86.1%	(1.4)%	13.81	13.33	3.6%
Las Vegas-Henderson-Paradise, NV	5,771	731,926	92.4%	92.9%	(0.5)%	91.6%	92.4%	(0.8)%	10.86	9.73	11.6%
Other MSAs	97,518	12,647,115	89.0%	88.0%	1.0%	88.1%	87.4%	0.7%	11.04	10.61	4.1%
Total/Weighted Average	211,288	26,997,649	88.6%	88.0%	0.6%	87.7%	87.3%	0.4%	$11.82	$11.36	4.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.

Supplemental Schedule 8

Same Store Operating Data (439 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Revenue
Rental revenue	$69,935	$70,430	$70,873	$68,366	$66,708
Other property-related revenue	2,374	2,345	2,427	2,404	2,267
Total revenue	72,309	72,775	73,300	70,770	68,975
Property operating expenses
Store payroll and related costs	6,911	6,742	6,637	6,684	6,889
Property tax expense	6,206	6,006	5,963	5,714	5,985
Other property operating expenses	9,166	8,957	9,410	9,064	9,211
Total property operating expenses	22,283	21,705	22,010	21,462	22,085
Net operating income	$50,026	$51,070	$51,290	$49,308	$46,890

Net operating income margin	69.2%	70.2%	70.0%	69.7%	68.0%

Occupancy at period end	88.6%	87.4%	89.3%	90.6%	88.0%

Average occupancy	87.7%	88.2%	89.9%	89.2%	87.3%

Average annualized rental revenue per occupied square foot	$11.82	$11.83	$11.68	$11.38	$11.36

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	1Q 2019	4Q 2018	3Q 2018	2Q 2018	1Q 2018
Rental revenue
Same store portfolio	$69,935	$70,430	$70,873	$68,366	$66,708
Non-same store portfolio	12,920	9,071	6,372	4,691	3,328
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	2,325	2,302	1,962	1,975
Total rental revenue (as reported)	82,855	81,826	79,547	75,019	72,011
Other property-related revenue
Same store portfolio	2,374	2,345	2,427	2,404	2,267
Non-same store portfolio	450	281	260	145	54
Total other property-related revenue	2,824	2,626	2,687	2,549	2,321
Property operating expenses
Same store portfolio	22,283	21,705	22,010	21,462	22,085
Non-same store portfolio	4,174	2,883	2,240	1,760	1,166
Effect of bad debt expense classification resulting from adoption of leasing standard(1)	—	2,325	2,302	1,962	1,975
Total property operating expenses (as reported)	26,457	26,913	26,552	25,184	25,226

Net operating income	59,222	57,539	55,682	52,384	49,106
Management fees and other revenue	4,893	4,846	3,148	2,155	2,161
General and administrative expenses	(10,766)	(10,606)	(8,848)	(8,460)	(8,306)
Depreciation and amortization	(24,349)	(22,921)	(22,469)	(22,389)	(21,368)
Interest expense	(13,211)	(11,961)	(10,656)	(10,472)	(9,635)
Equity in (losses) earnings of unconsolidated real estate ventures	(2,102)	(1,713)	242	100	(52)
Acquisition costs	(157)	(192)	(141)	(150)	(180)
Non-operating (expense) income	(98)	(160)	153	—	(84)
(Loss) gain on sale of self storage properties	—	—	—	(83)	474
Income tax expense	(492)	(349)	(282)	(44)	(143)
Net Income	$12,940	$14,483	$16,829	$13,041	$11,973

(1) As a result of the new leasing standard adoption, beginning on January 1, 2019, activity related to uncollectible accounts is presented within revenue. For periods prior to 2019, such amounts were previously included in operating expenses, and as such, for comparability, NSA has presented activity related to uncollectible accounts as a reduction to same store and non-same store revenue and operating expenses.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2019	2018

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.82	$11.36
Total consolidated portfolio	12.00	11.38

Average Occupancy

Same store	87.7%	87.3%
Total consolidated portfolio	87.2%	87.2%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,159	$1,258
Value enhancing capital expenditures	945	757
Acquisitions capital expenditures	1,993	1,917
Total Consolidated Portfolio Capital Expenditures	$5,097	$3,932

Property Operating Expenses Detail

Store payroll and related costs	$8,265	$7,282
Property tax expense	7,235	6,266
Other property operating expenses	10,957	9,703
Bad debt expense	—	1,975
Property operating expenses on the Company's statements of operations	$26,457	$25,226

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,680	$4,059
Equity-based compensation expense	1,112	867
Other general and administrative expenses	4,974	3,380
General and administrative expenses on the Company's statements of operations	$10,766	$8,306

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, a captive insurance company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. Substantially all of the 2018 Joint Venture properties are operated by NSA's management platform under NSA's iStorage brand.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $7.7 million of fair value of debt adjustments and $7.1 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of March 31, 2019, the Company had ten PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage and Moove In Self Storage.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird Equity Research	BMO Capital Markets	Citi Investment Research
RJ Milligan	R. Jeremy Metz	Michael Bilerman / Smedes Rose
813.273.8252	212.885.4053	212.816.1383 / 212.816.6243

Jefferies LLC	Keybanc Capital Markets	Morgan Stanley
Tayo Oksanya / Reuben Treatman	Todd Thomas / Jordan Sadler	Ronald Kamdem
212.336.7076 / 212.323.3307	917.368.2286 / 917.368.2280	212.296.8319

SunTrust Robinson Humphrey	Wells Fargo Securities, LLC
Ki Bin Kim / Ian Gaule	Todd Stender / Philip Defelice
212.303.4124 / 212.590.0948	562.637.1371 / 443.263.6442

# % of NSA Properties[1]

- >10%
- 5 - 10%
- 2 - 5%
- <2%

**NATIONAL STORAGE AFFILIATES**

**709[1] Properties**

| 534 | 175 |
|---|---|
| Wholly-Owned | Joint Venture |

| Operator | Managed |
|---|---|
| Guardian Storage – California • Arizona Storage Centers, in Partnership with StorAmerica Self Storage | Manages 54 NSA Properties |
| Hide-Away – Storage Made Easy! | Manages 21 NSA Properties |
| Moove In Self Storage | Manages 9 NSA Properties |
| Move It Self Storage | Manages 29 NSA Properties |
| Northwest Self Storage | Manages 77 NSA Properties |
| Optivest Properties | Manages 59 NSA Properties |
| Personal Mini Storage | Manages 7 NSA Properties |
| SecurCare Self Storage | Manages 211 NSA Properties |
| Southern Self Storage | Manages 23 NSA Properties |
| Storage Solutions | Manages 10 NSA Properties |
| iStorage[2] | Manages 209 Properties |

(1) Property information as of May 2, 2019.

(2) The iStorage brand is owned by NSA and is not a Participating Regional Operator; 34 of the 208 managed stores are NSA corporate owned stores.